Exhibit 99.3
     The following table replaces the table appearing on page 17 of the prospectus included in our registration statement on Form S-3ASR (File No. 333-165679) filed on March 25, 2010:

	Quarterly	Marginal Percentage		Quarterly
	Distribution	Interest in Distribution		Distribution
	per Unit		General	per Unit following
	Prior to Reset	Unitholders	Partner	Hypothetical Reset
Minimum Quarterly Distribution	$0.28750	98%	2%	$0.60000
First Target Distribution	above $0.28750	98%	2%	above $0.60000
	up to $0.33063			up to $0.69000
Second Target Distribution	above $0.33063	85%	15%	above $0.69000
	up to $0.35938			up to $0.75000 (1)
Third Target Distribution	above $0.35938	75%	25%	above $0.75000
	up to $0.43125			up to $0.90000 (2)
Thereafter	above $0.43125	50%	50%	above $0.90000 (3)

(1)	This amount is 115% of the hypothetical reset minimum quarterly distribution.

(2)	This amount is 125% of the hypothetical reset minimum quarterly distribution.

(3)	This amount is 150% of the hypothetical reset minimum quarterly distribution.